Fiscal Year 2017, Full Year and Fourth Quarter MAY 22, 2017 EARNINGS CALL PRESENTATION

HORACIO ROZANSKI PRESIDENT AND CHIEF EXECUTIVE OFFICER LLOYD HOWELL CHIEF FINANCIAL OFFICER AND TREASURER CURT RIGGLE VICE PRESIDENT INVESTOR RELATIONS 1 CALL PARTICIPANTS

DISCLAIMER 2 Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements”within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses in the following information Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors (i) evaluate each adjustment in our reconciliation of revenue to Revenue Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted Earnings Per Share, and net cash provided by operating activities to Free Cash Flow, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, and (iii) use Free Cash Flow in addition to and not as an alternative to net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Fiscal 2018 Full Year Outlook” on slide 7, reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2018. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results.

CREATING VALUE FROM ACCELERATING GROWTH 3 Doing Work at the Center of Clients’ Missions Allows us to Identify and Invest in High Demand Capabilities Positions Us to Win Additional Work and Attract the Right Talent Results in High- Quality Work for Clients and Strong Financial Performance A VIRTUOUS CYCLE GENERATES SHAREHOLDER VALUE FISCAL YEAR 2017 RESULTS DEMONSTRATE SUCCESS THAT HAS BEEN BUILT BRICK-BY- BRICK • LONG-TERM STRATEGY FOR GROWTH designed and operationalized over the last several years • Bolstering our position as the INDUSTRY’S ORGANIC GROWTH LEADER (1) (1) Industry consists of CACI, CSRA, Engility Holdings, Leidos, Mantech, and Science Applications International Corp.

THREE KEYS TO STRONG FY17 RESULTS OPERATIONAL EXCELLENCE • Quality delivery to clients • Hiring and retaining talent • Executing against backlog • Spending discipline • Capturing opportunities IMPLEMENTATION OF VISION 2020 STRATEGY • Scaling capabilities – analytics, digital solutions, cyber, engineering • Integrating with consulting expertise and mission knowledge STRENGTHENING OUR CULTURE • Rearticulating Booz Allen’s purpose and values 4

KEY FINANCIAL RESULTS FISCAL YEAR 2017 PRELIMINARY RESULTS Comparisons are to prior fiscal year period 5 Y E A R T O D AT E F O U R T H Q U A R T E R Revenue $5.8 billion 7.4% Increase $1.6 billion 11.1% Increase Revenue, Excluding Billable Expenses $4.1 billion 4.1% Increase $1.1 billion 9.2% Increase Net Income $252.5 million 14.2% Decrease $66.3 million 1.1% Increase Adjusted Net Income $262.4 million 6.5% Increase $67.3 million 9.8% Increase Adjusted EBITDA $547.1 million 8.1% Increase $145.1 million 21.5% Increase Diluted EPS $1.67 13.9% Decrease $0.44 2.3% Increase Adjusted Diluted EPS $1.75 6.1% Increase $0.45 9.8% Increase Total Backlog $13.6 billion 15.1% Increase

CAPITAL STRUCTURE AND DEPLOYMENT WE ARE COMMITTED TO CREATING NEAR - AND LONG-TERM VALUE FOR INVESTORS THROUGH REVENUE GROWTH, OPERATIONAL EXCELLENCE AND EFFECTIVE CAP ITAL DEPLOYMENT • Fiscal Year 2017 Deployment - Aquilent (1) $250M - Repurchase of 1.6M shares (2) $56.5M ($255M remaining authorization) - Dividends $93M • Recent Debt Actions - Term Loan B repricing reduced interest rate spread by 50 bps - Forward SWAPs fix LIBOR at 1.998% on an aggregate of $300M of outstanding debt under credit agreement (effective date: 4/30/18; maturity date: 6/30/21) - $350M Bond offering at 5.125% due in 2025 - Approximately 35% of debt is now at fixed rates • Capital Generation and Deployment - Strong Cash Generation - EBITDA growth generates incremental borrowing capacity - Target of deploying at least 100% of Free Cash Flow for acquisitions and/or to be returned to shareholders in the form of share repurchases and dividends 6 (1) Represents the cash purchase price paid in connection with our acquisition of eGov Holdings Inc. (d/b/a Aquilent) in January 2017. (2) Includes 0.3M withhold-to-cover shares

FINANCIAL OUTLOOK 1) Full Fiscal Year 2018 Estimated Weighted Average Diluted Share Count of 149.5 million shares, which excludes the impact of any potential FY18 share repurchase activities 2) Assumes an effective tax rate in the range of 39% to 40% 7 F I S C A L 2 0 1 8 F U L L Y E A R O U T L O O K Revenue Growth in the Range of Four to Seven Percent Diluted EPS (1)(2) $1.76 - $1.86 Adjusted Diluted EPS (1)(2) $1.79 - $1.89

APPENDIX 8

NON-GAAP FINANCIAL INFORMATION • “Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our consulting staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by the Carlyle Group, and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin” is calculated as Adjusted EBITDA divided by revenue. Booz Allen prepares Adjusted EBITDA and Adjusted EBITDA Margin to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by the Carlyle Group, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, and (iv) release of income tax reserves, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to the financial statements. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property and equipment. 9

NON-GAAP FINANCIAL INFORMATION

(Amounts in thousands, except share and per share data)	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Fiscal Year Ended March 31, 2017	Fiscal Year Ended March 31, 2016
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 1,582,071	$ 1,424,317	$ 5,804,284	$ 5,405,738
Billable expenses	480,136	415,342	1,751,077	1,513,083
Revenue, Excluding Billable Expenses	$ 1,101,935	$ 1,008,975	$ 4,053,207	$ 3,892,655
Adjusted Operating Income				
Operating Income	$ 129,161	$ 104,508	$ 484,247	$ 444,584
Amortization of intangible assets (a)	1,056	1,057	4,225	4,225
Transaction expenses (b)	—	—	3,354	—
Adjusted Operating Income	$ 130,217	$ 105,565	$ 491,826	$ 448,809
EBITDA, Adjusted EBITDA & Adjusted EBITDA Margin				
Net income	$ 66,253	$ 65,517	$ 252,490	$ 294,094
Income tax expense	41,921	26,497	159,410	85,368
Interest and other, net (c)	20,987	12,494	72,347	65,122
Depreciation and amortization	15,956	14,919	59,544	61,536
EBITDA	145,117	119,427	543,791	506,120
Transaction expenses (b)	—	—	3,354	—
Adjusted EBITDA	$ 145,117	$ 119,427	$ 547,145	$ 506,120
Revenue	1,582,071	1,424,317	5,804,284	5,405,738
Adjusted EBITDA Margin	9.2 %	8.4 %	9.4 %	9.4 %
Adjusted Net Income				
Net income	$ 66,253	$ 65,517	$ 252,490	$ 294,094
Amortization of intangible assets (a)	1,056	1,057	4,225	4,225
Transaction expenses (b)	—	—	3,354	—
Release of income tax reserves (d)	—	(5,634)	—	(53,301)
Amortization or write-off of debt issuance costs and write-off of original issue discount	630	1,291	8,866	5,201
Adjustments for tax effect (e)	(674)	(939)	(6,578)	(3,770)
Adjusted Net Income	$ 67,265	$ 61,292	$ 262,357	$ 246,449
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	150,661,457	149,559,119	150,274,640	149,719,137
Adjusted Net Income Per Diluted Share (f)	$ 0.45	$ 0.41	$ 1.75	$ 1.65
Free Cash Flow				
Net cash provided by operating activities	$ 99,235	$ 68,237	$ 382,277	$ 249,234
Less: Purchases of property and equipment	(23,365)	(20,806)	(53,919)	(66,635)
Free Cash Flow	$ 75,870	$ 47,431	$ 328,358	$ 182,599

(a) Reflects amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group.

(b) Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 13, 2016.

(c) Reflects the combination of Interest Expense and Other income (expense), net from the consolidated income statement.

(d) Release of pre-acquisition income tax reserves assumed by the Company in connection with the acquisition of our Company by The Carlyle Group.

(e) Reflects tax effect of adjustments at an assumed marginal tax rate of 40%.

(f) Excludes an adjustment of approximately $0.6 million and $2.3 million of net earnings for the three and twelve months March 31, 2017, respectively, and excludes an adjustment of approximately $0.8 million and $3.5 million of net earnings for the three and twelve months ended March 31, 2016, respectively, associated with the application of the two-class method for computing diluted earnings per share.

10

FINANCIAL RESULTS – FULL YEAR 2017 Full Fiscal Year 2017 – Booz Allen’s fiscal year runs from April 1 to March 31. A summary of the key factors driving results for the fiscal year ended March 31, 2017 as compared to the prior year, is below: • Revenue increased by 7.4 percent to $5.80 billion. These results were driven primarily by stronger client demand, which led to increased staff headcount and billability as well as increases in billable expenses. • Revenue, Excluding Billable expenses, increased 4.1 percent to $4.05 billion as a result of increased client demand, which led to increased staff headcount and productivity. • Operating Income and Adjusted Operating Income increased by 8.9 percent and 9.6 percent, respectively, to $484.2 million and $491.8 million, respectively, due primarily to the same factors driving revenue as well as positive results from improved contract profitability, and management's focus on indirect spending reduction initiatives. The increases in Operating Income and Adjusted Operating Income were partially offset by a reduction in the net decrease in the Company's provisions for the potential recovery of allowable expenses recorded as compared to fiscal 2016, as well as an increase in certain non-recurring business transaction costs. Adjusted Operating Income also benefitted from the adjustment of transaction costs associated with the July 2016 refinancing transaction. • Net Income decreased 14.2 percent to $252.5 million. Adjusted Net Income increased 6.5 percent to $262.4 million. The decreases were primarily driven by the same factors as Operating Income and Adjusted Operating Income, respectively. The decline in Net Income was also due the release of certain income tax reserves in fiscal 2016. • EBITDA increased 7.4 percent to $543.8 million and Adjusted EBITDA increased 8.1 percent to $547.1 million. The increases were due to the same drivers as Operating Income and Adjusted Operating Income, respectively. • Diluted EPS declined to $1.67 from $1.94 in fiscal 2016, and Adjusted Diluted EPS increased to $1.75 from $1.65. The increases in Diluted EPS and Adjusted Diluted EPS were driven by the same factors as Operating Income and Adjusted Operating Income, respectively, partially offset by a modestly higher share count in fiscal 2017. • Net cash provided by operating activities in fiscal 2017 increased by 53.4 percent to $382.3 million and Free Cash Flow increased by 79.8 percent to $328.4 million. The increase in cash flow generation was primarily the result of our overall revenue and profitability growth, with related strong collections, and our ability to manage our working capital needs and indirect spending, as well as lower cash taxes paid during fiscal 2017. • As of March 31, 2017, total backlog was $13.6 billion, an increase of 15.1 percent. Growth took place in all backlog categories as the result of awards across all elements of our business. When combined with our high win rates on proposals, this demonstrates further proof that our strategy is delivering results. 11

FINANCIAL RESULTS – FOURTH QUARTER 2017 Fourth Quarter 2017 – Below is a summary of Booz Allen’s results for the fiscal 2017 fourth quarter and the key factors driving those results as compared to the fourth quarter of fiscal 2016: • Revenue increased by 11.1 percent to $1.58 billion, primarily as the result of increased client demand, which led to increased staff headcount and billability as well as an increase in billable expenses. • Revenue, Excluding Billable Expenses increased by 9.2 percent to $1.1 billion as the result of increased client demand, which led to increased staff headcount and productivity. • Operating Income and Adjusted Operating Income increased by 23.6 percent and 23.4 percent, respectively, to $129.2 million and $130.2 million, respectively, driven primarily by the same factors driving revenue as well as positive results from improved contract profitability and management's focus on indirect spending reduction initiatives. The increases in Operating Income and Adjusted Operating Income were partially offset by a reduction in the net decrease in the Company's provisions for the potential recovery of allowable expenses recorded as compared to the prior year period, as well as an increase in certain non-recurring business transaction costs. • Net Income increased 1.1 percent to $66.3 million. Adjusted Net Income increased 9.8 percent to $67.3 million. The increases in Net Income and Adjusted Net Income were driven by the same factors as Operating Income and Adjusted Operating Income, respectively. • EBITDA and Adjusted EBITDA both increased by 21.5 percent to $145.1 million. The increases were driven by the same factors as Operating Income and Adjusted Operating Income, respectively. • Diluted EPS increased to $0.44 from $0.43, and Adjusted Diluted EPS increased to $0.45 from $0.41. The increase in Diluted EPS and Adjusted Diluted EPS was driven by the same factors as Net Income and Adjusted Net Income, respectively, partially offset by a modestly higher share count in fiscal 2017. 12